UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

Core Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101 Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2025 (the “Closing Date”), Core Natural Resources, Inc. (“Core” or the “Company”) and certain subsidiaries of Core entered into (i) that certain Receivables Financing Agreement (the “Receivables Financing Agreement”), by and among Core Receivable Company, LLC (the “Borrower”), as borrower, Core Sales, LLC, as the initial servicer (the “Servicer”), PNC Bank, National Association (“PNC”), as administrative agent and LC bank, PNC Capital Markets LLC (“PNC CM”), as structuring agent, and the lenders from time to time party thereto, (ii) that certain Third Amended and Restated Sale and Contribution Agreement (the “Sale and Contribution Agreement”), by and among the Borrower, the Servicer and Arch Resources, Inc., as transferor (“Arch Resources”), (iii) that certain Third Amended and Restated Purchase and Sale Agreement (the “Purchase and Sale Agreement”), by and among Arch Resources, the Servicer and the originators party thereto and (iv) that certain Fifth Amended and Restated Performance Guaranty (the “Performance Guaranty” and, together with the Receivables Financing Agreement, the Sale and Contribution Agreement and the Purchase and Sale Agreement, the “Receivables Documents”), by the Company in favor of the PNC for the benefit of the secured parties under the Receivables Financing Agreement.

The Receivables Financing Agreement, the Sale and Contribution Agreement, the Purchase and Sale Agreement and the Performance Guaranty, respectively, amend and restate in their entirety, respectively: (i) the existing Third Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of October 5, 2016, by and among the Borrower, the Servicer, and the various conduit purchasers, related committed purchasers, LC participants and purchaser agents from time to time party thereto, (ii) the existing Second Amended and Restated Sale and Contribution Agreement, by and between Arch Resources and the Borrower, (iii) the existing Second Amended and Restated Purchase and Sale Agreement, dated as of October 5, 2016, by and among Arch Resources and the originators party thereto and (iv) the Fourth Amended and Restated Performance Guaranty, dated as of October 5, 2016, by Arch Resources in favor of PNC for the benefit of the secured parties under the Receivables Purchase Agreement (each as amended, amended and restated, supplemented or otherwise modified from time to time).

In connection with the Receivables Financing Agreement, (i) the existing Receivables Financing Agreement, dated as of November 30, 2017, by and among CONSOL Funding LLC, the lenders from time to time party thereto, PNC, as administrative agent and LC bank, CONSOL Pennsylvania Coal Company LLC, as initial servicer, and PNC CM, as structuring agent (as amended, amended and restated, supplemented or otherwise modified from time to time), and the related trade receivables facility thereunder, was voluntarily repaid, (ii) all outstanding letters of credit thereunder were transferred to the Borrower and (iii) all receivables and related rights thereunder were reconveyed from CONSOL Funding LLC to CONSOL Pennsylvania Coal Company LLC.

The Receivables Financing Agreement supports the issuance of letters of credit and a borrowing capacity of $250 million, with a maturity date of July 27, 2028. Pursuant to the Purchase and Sale Agreement, the originators party thereto sell trade receivables to Arch Resources. Pursuant to the Sale and Contribution Agreement, Arch Resources sells and/or contributes trade receivables to the Borrower. The Borrower, in turn, pledges its interests in the receivables to PNC and/or Regions Bank, which either make loans or issue letters of credit on behalf of the Borrower.

Loans under the Receivables Financing Agreement accrue interest at a reserve-adjusted market index rate equal to the applicable term Secured Overnight Financing Rate plus ten basis points. Loans and letters of credit under the Receivables Financing Agreement also accrue a drawn fee and a letter of credit participation fee, respectively, of 2.00% per annum. In connection with the Receivables Financing Agreement, the Borrower paid certain structuring fees to PNC CM and pays other customary fees to the lenders, including a fee on unused commitments equal to 0.60% per annum.

The description of each of the Receivables Documents set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of each of the Receivables Documents, a copy of which is filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and the terms of which are incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*#	Receivables Financing Agreement, dated as of July 28, 2025, by and among Core Receivable Company, LLC, as borrower, Core Sales, LLC, as the initial servicer, PNC Bank, National Association, as administrative agent and LC bank, PNC Capital Markets LLC, as structuring agent, and the lenders from time to time party thereto.

10.2*	Third Amended and Restated Sale and Contribution Agreement, dated as of July 28, 2025, by and among Core Receivable Company, LLC, Core Sales, LLC, as the initial servicer, and Arch Resources, Inc., as transferor.

10.3*	Third Amended and Restated Purchase and Sale Agreement, dated as of July 28, 2025, by and among Arch Resources, Inc., as buyer, Core Sales, LLC, as the initial servicer, and the originators party thereto.

10.4*	Fifth Amended and Restated Performance Guaranty, dated as of July 28, 2025, by Core Natural Resources, Inc. in favor of PNC Bank, National Association for the benefit of the secured parties under the Receivables Financing Agreement.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

#

Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) contain the type of information that the Company customarily and actually treats as private or confidential. Such omitted information is indicated by brackets “[***]” in this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE NATURAL RESOURCES, INC.

By:	/s/ Rosemary L. Klein
Rosemary L. Klein
Senior Vice President, Chief Legal Officer and Corporate Secretary

Dated: July 31, 2025